Exhibit 99.1

             WALTER INDUSTRIES ANNOUNCES THIRD QUARTER 2006 RESULTS

    - Earnings of $1.23 Per Diluted Share; $1.27 from Continuing Operations -

    - Strong Operating Results at Mueller Water Products; Spin-Off Remains on
                                     Track -

 - Higher Met Coal Shipments and Pricing Drive Natural Resources Improvement -

     - Homebuilding and Financing Group Reports Significant Operating Income
                                  Improvement -

           - Company Revises Updated Full-Year Earnings Expectations -

TAMPA, Fla., Nov. 2 /PRNewswire-FirstCall/ -- Walter Industries, Inc. (NYSE:
WLT) today reported earnings from continuing operations of $65.2 million, or $1.27 per diluted share for the third quarter ended Sept. 30, 2006, compared with earnings of $20.4 million, or $0.44 per diluted share in the third quarter last year. During the third quarter, the Company recorded a $1.7 million after-tax, non-cash charge to discontinued operations. The charge resulted from a write-down to net realizable value of a receivable related to the December 2003 sale of AIMCOR, a previously owned subsidiary of the Company.

"Our results for the third quarter reflected solid growth in revenue and income at each of our operating groups," said Walter Industries Chairman and CEO Gregory E. Hyland. "Mueller Water Products delivered strong volumes and margins, and our Natural Resources group generated significant increases in met coal shipments and operating income. Our Homebuilding and Financing group continues to make excellent progress on its turnaround, resulting in a significant improvement in combined profitability."

Hyland added, "Our spin-off of Mueller Water remains on track for mid- December and our management teams are excited about the future prospects for each of our businesses."

Consolidated net sales and revenues for the third quarter were $857.0 million, up from $418.7 million in the prior-year period. Current quarter results include the addition of $362.0 million in revenues from Mueller Co. and Anvil. Revenues at Natural Resources increased 72.7 percent versus the prior-year period primarily driven by higher metallurgical coal volumes and increased overall average pricing. Third quarter results also reflect 9.1 percent revenue growth at the Homebuilding and Financing group, principally as a result of higher average net selling prices for delivered homes versus the prior-year period.

Operating income for the current quarter totaled $138.2 million compared to $27.6 million in the third quarter of 2005. Current period results include $62.4 million from the addition of Mueller Co. and Anvil. Natural Resources' operating income increased $26.4 million, reflecting higher overall average coal prices and volumes, partially offset by increased coal production costs and freight expenses. Results in the Homebuilding and Financing group improved $20.6 million, primarily driven by a $12.2 million decrease in hurricane- related losses versus the prior year, higher on-your-lot unit completions and margins, and lower selling, general and administrative costs.

"Although we experienced continued geological issues at Mine No. 4 during the quarter, higher metallurgical coal shipments resulting from our shift away from the lower-margin steam coal market enabled Jim Walter Resources to generate a strong increase in profitability," Hyland said. "Mine No. 4, which has been negatively impacted by thin coal seams conditions over the second and third quarters this year, has operated near historical levels since late September."

Third Quarter Segment Results by Operating Group

Mueller Water Products

Walter Industries acquired Mueller Water Products on Oct. 3, 2005. Therefore, Mueller Co. and Anvil's results for the quarter ended Sept. 30, 2005 are not included in the prior-year financial statements.

For the quarter ended Sept. 30, 2006, Mueller Water Products reported consolidated net sales and revenues of $526.1 million and operating income for the period of $75.2 million.

Detail on Mueller Water Products' performance for the quarter ended Sept. 30, 2006 and full fiscal year 2006 is included in its separate earnings press release issued today.

Natural Resources & Sloss

Walter Industries' Natural Resources and Sloss businesses reported combined revenues of $218.8 million and operating income for the quarter of $56.9 million.

Natural Resources reported revenues in the third quarter of $184.4 million, up $77.6 million versus the same period last year as a result of increased metallurgical coal sales and higher overall average pricing.

Natural Resources sold 1.6 million tons of metallurgical coal at an average price of $105.48 per short ton FOB port during the quarter, compared to 0.7 million tons of metallurgical coal at an average price of $108.28 per short ton FOB port during the same period last year. Shipments for the third quarter of 2005 also included 0.3 million tons of steam coal at an average price of $35.17 per ton.

The natural gas operation sold 2.0 billion cubic feet of gas at an average price of $8.49 per thousand cubic feet in the third quarter, versus 1.7 billion cubic feet of gas at $8.03 per thousand cubic feet in the prior-year period. Natural gas prices realized in the current-year period reflect the benefit of hedging approximately 55.0 percent of production at an average price of $10.05 per thousand cubic feet.

Natural Resources reported operating income of $55.6 million in the third quarter, compared to $29.2 million in the prior-year period. The growth in operating income in the current-year period is primarily due to significant increases in higher margin metallurgical coal sales volumes. The improvement was partially offset by higher production costs, primarily as a result of a continuation of thin coal seams and slower longwall advance rates at Mine No. 4 during the quarter. The prior-year period included $12.6 million of idle mine costs at Mine No. 5. Freight costs for the quarter were also higher, reflecting increased metallurgical coal shipments and higher freight rates.

Sloss Industries, included in the "Other" segment, reported revenues for the third quarter of $34.4 million, up $2.5 million from the prior-year period. Operating income for the quarter totaled $1.3 million, down $1.2 million from the prior-year period, primarily reflecting higher legal and other costs.

Homebuilding & Financing

The Homebuilding and Financing group reported combined revenues of $122.9 million for the third quarter of 2006, compared to $112.6 million in the prior-year period. The 9.1 percent increase versus the prior-year period was primarily due to an 18.9 percent increase in on-your-lot completions and a 13.8 percent increase in average on-your-lot selling prices, partially offset by lower prepayment income from the mortgage portfolio and fewer modular unit deliveries.

The Homebuilding and Financing group's combined operating income was $10.6 million for the quarter, compared to a $9.9 million operating loss in last year's third quarter. The significant improvement in results was primarily due to a $12.2 million reduction in hurricane-related claims expense at Financing and $6.8 million of enhanced operating performance at Homebuilding, reflecting the revenue impacts noted above, a 100-basis-point improvement in on-your-lot gross margins and a $2.0 million decrease in selling, general and administrative expenses.

Total unit completions for the quarter were flat versus the prior-year period, as the strong increase in on-your-lot deliveries was offset by fewer modular home shipments. Modular units declined as the Company discontinued production of certain low-margin product lines. Overall average net selling prices were $92,500 versus $73,400 in the prior-year period.

Financing's provision for losses on its mortgage portfolio improved $1.1 million versus the prior-year period. The prior-year period's provision included an additional $1.3 million for potential incremental losses from last year's hurricanes. At Sept. 30, 2006, delinquencies on the mortgage portfolio (the percentage of amounts outstanding more than 30 days past due) were 4.2 percent, down from 5.3 percent in the prior-year period and flat sequentially from the quarter ended June 30, 2006.

Other

Third quarter corporate expenses, included in the "Other" segment, totaled $7.6 million compared with $6.1 million in the prior-year period. Interest expense for the quarter totaled $36.4 million versus $3.6 million for the same period last year, reflecting the increased debt associated with the Mueller Water Products acquisition.

Full-Year Earnings Expectations

Based on current business forecasts and anticipated market conditions for the full-year 2006, the Company expects to generate GAAP earnings from continuing operations in the range of $4.20 to $4.60 per diluted share, compared to a prior range of $4.80 to $5.35.

Excluding the impacts of acquisition-related purchase accounting and restructuring charges, the Company expects non-GAAP earnings in the range of $4.40 to $4.80, compared to a prior non-GAAP range of $5.00 to $5.55. Reconciliation between GAAP and non-GAAP earnings per share is included below.

                                                              Low      High
                                                             ------   ------
GAAP Diluted EPS Expectations - Continuing Operations        $ 4.20   $ 4.60
Acquisition-related purchase accounting for inventory
 step-up and restructuring charges                             0.20     0.20
Non-GAAP Diluted EPS Expectations - Continuing Operations    $ 4.40   $ 4.80

"Our reduced earnings expectations range primarily reflects lower third quarter coal production at Mine No. 4, which will result in higher costs and reduced sales in the fourth quarter. We will also be negatively impacted by a higher effective tax rate as we have a lower level of deductions for percentage depletion. In addition, we have decided to stockpile our Kodiak Mining joint venture coal until a new coal preparation plant comes on-stream in early 2007, and will allow us to improve yields and realize improved pricing," Hyland said. "Finally, we expect some potential moderation of current volume levels at Mueller as a result of the decline in demand in the residential housing market."

Non-GAAP Financial Measures

Within this announcement, the Company makes reference to certain non-GAAP financial measures, which have directly comparable GAAP financial measures as identified in this release. These non-GAAP measures are provided so that investors have the same financial data that management uses with the belief that it will assist the investment community in properly assessing the underlying performance of the Company for the periods being reported. The reconciliation between GAAP and non-GAAP performance measures is presented in compliance with the provisions of the rules under Regulation G.

Conference Call Web cast

Walter Industries Chairman and CEO Greg Hyland and members of the Company's leadership team will discuss quarterly results and other general business matters on a conference call and live Web cast to be held on Friday, Nov. 3, 2006, at 10 a.m. Eastern Standard Time. To listen to the event live or in archive, visit the Company Web site at www.walterind.com.

About Walter Industries

Walter Industries, Inc. is a diversified company with consolidated annual revenues of approximately $3.1 billion. The Company is a significant producer of high-quality metallurgical coal and natural gas for worldwide markets and is a leader in affordable homebuilding and financing. Walter Industries is also the majority shareholder of Mueller Water Products, a leading water infrastructure, flow control and water transmission products company. Including Mueller Water, the Company employs approximately 10,000 people. For more information about Walter Industries, please visit the Company Web site at http://www.walterind.com.

Safe Harbor Statement

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks include, among others, changes in customers' demand for the Company's products, changes in raw material, labor, equipment and transportation costs and availability, geologic and weather conditions, changes in extraction costs and pricing in the Company's mining operations, changes in customer orders, pricing actions by the Company's competitors, changes in law, potential changes in the mortgage-backed capital markets, and general changes in economic conditions. Those risks also include the timing of and ability to execute on the spin-off of Mueller Water Products, Inc. and any other strategic action that may be pursued. Risks associated with forward- looking statements are more fully described in the Company's and Mueller Water Products' filings with the Securities and Exchange Commission. The Company assumes no duty to update its forward-looking statements as of any future date.

                    WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                ($ in Thousands)
                                    Unaudited

                                                       For the three months
                                                        ended September 30,
                                                   ----------------------------
                                                       2006            2005
                                                   ------------    ------------
Net sales and revenues:
    Net sales                                      $    795,555    $    362,046
    Interest income on instalment notes                  49,434          50,977
    Miscellaneous                                        12,036           5,672
                                                        857,025         418,695

Cost and expenses:
  Cost of sales (exclusive of depreciation)             555,975         280,327
  Depreciation                                           27,612          14,238
  Selling, general and administrative                    92,121          48,328
  Provision for losses on instalment notes                1,946           3,076
  Postretirement benefits                                 4,017           3,240
  Interest expense - mortgage-
   backed/asset-backed notes                             29,465          30,046
  Interest expense - other debt                          36,390           3,595
  Amortization of intangibles                             7,684             837
  Provision for estimated hurricane
   insurance losses                                           -          12,200
  Restructuring and impairment credits                        -          (1,243)
                                                        755,210         394,644

Income from continuing operations
 before income tax expense and
 minority interest                                      101,815          24,051
Income tax expense                                      (29,744)         (3,681)
Income from continuing operations
 before minority interest                                72,071          20,370
Minority interest in net income of
 affiliates                                              (6,889)              -
Income from continuing operations                        65,182          20,370
Discontinued operations, net of
 income taxes (1)                                        (1,937)           (173)
Net income                                         $     63,245    $     20,197

Basic income per share:
Income from continuing operations                  $       1.49    $       0.53
Discontinued operations                                   (0.04)          (0.01)

Net income                                         $       1.45    $       0.52

Weighted average number of shares
 outstanding                                         43,634,042      38,759,378

Diluted income per share:
Income from continuing operations                  $       1.27    $       0.44
Discontinued operations                                   (0.04)          (0.01)

Net income                                         $       1.23    $       0.43

Weighted average number of
 dilutive securities                                 52,176,845      49,215,063

(1) The 2005 expenses were associated with the Company's sale of its AIMCOR subsidiary in December 2003. The 2006 amount primarily represents a write down to net realizable value of the Company's receivable resulting from the 2003 sale of AIMCOR.

                    WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                          RESULTS BY OPERATING SEGMENT
                                ($ in Thousands)
                                    Unaudited

                                                       For the three months
                                                        ended September 30,
                                                   ----------------------------
                                                       2006            2005
                                                   ------------    ------------
NET SALES AND REVENUES:
Mueller Co.                                        $    222,975    $          -
Anvil                                                   139,018               -
aU.S. Pipe                                               164,063         170,274
  Mueller Water Products                                526,056         170,274

Natural Resources                                       184,392         106,796

Homebuilding                                             68,287          55,994
Financing                                                54,587          56,621
  Homebuilding and Financing Group                      122,874         112,615

Other                                                    38,616          35,758

Consolidating Eliminations                              (14,913)         (6,748)
                                                   $    857,025    $    418,695

OPERATING INCOME (LOSS):
Mueller Co.                                        $     48,701    $          -
Anvil                                                    13,661               -
U.S. Pipe                                                12,869          10,086
  Mueller Water Products                                 75,231          10,086

Natural Resources                                        55,641          29,249

Homebuilding                                             (3,608)        (10,454)
Financing                                                14,225             521
  Homebuilding and Financing Group                       10,617          (9,933)

Other                                                    (3,506)         (1,748)

Consolidating Eliminations                                  222              (8)
Operating income                                        138,205          27,646
Other debt interest expense                             (36,390)         (3,595)
Income from continuing operations
 before income tax expense and
 minority interest                                 $    101,815    $     24,051

                    WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                ($ in Thousands)
                                    Unaudited

                                                        For the nine months
                                                        ended September 30,
                                                   ----------------------------
                                                       2006            2005
                                                   ------------    ------------
Net sales and revenues:
  Net sales                                        $  2,255,361    $  1,079,287
  Interest income on instalment notes                   150,901         157,580
  Miscellaneous                                          29,765          16,063
                                                      2,436,027       1,252,930

Cost and expenses:
  Cost of sales (exclusive of
   depreciation)                                      1,573,801         816,050
  Depreciation                                           79,932          43,063
  Selling, general and administrative                   274,302         144,913
  Provision for losses on instalment notes                6,761           8,210
  Postretirement benefits                                12,052           9,712
  Interest expense - mortgage-
   backed/asset-backed notes                             88,399          92,583
  Interest expense - other debt                         121,045          11,304
  Amortization of intangibles                            23,413           2,823
  Provision (credit) for estimated
   hurricane insurance losses                            (1,046)         11,644
  Restructuring and impairment
   charges (credits)                                      5,622            (633)
                                                      2,184,281       1,139,669

Income from continuing operations
 before income tax expense and
 minority interest                                      251,746         113,261
Income tax expense                                      (79,856)        (32,228)
Income from continuing operations
 before minority interest                               171,890          81,033
Minority interest in net income of
 affiliates                                              (7,176)              -
Income from continuing operations                       164,714          81,033
Discontinued operations, net of
 income taxes (1)                                        (2,209)           (590)
Net income                                         $    162,505    $     80,443

Basic income per share:
Income from continuing operations                  $       3.87    $       2.11
Discontinued operations                                   (0.05)          (0.01)

Net income                                         $       3.82    $       2.10

Weighted average number of shares
 outstanding                                         42,511,178      38,325,408

Diluted income per share:
Income from continuing operations                  $       3.25    $       1.72
Discontinued operations                                   (0.05)          (0.01)

Net income                                         $       3.20    $       1.71

Weighted average number of dilutive
 securities                                          51,601,866      48,960,982

(1) The 2005 expenses were associated with the Company's sale of its AIMCOR subsidiary in December 2003. The 2006 amount primarily represents a write down to net realizable value of the Company's receivable resulting from the 2003 sale of AIMCOR.

                    WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                          RESULTS BY OPERATING SEGMENT
                                ($ in Thousands)
                                    Unaudited

                                           For the nine months
                                            ended September 30,
                                       ---------------------------
                                           2006            2005
                                       ------------   ------------
NET SALES AND REVENUES:
Mueller Co.                            $    641,539   $          -
Anvil                                       403,028              -
U.S. Pipe                                   427,515        456,929
  Mueller Water Products                  1,472,082        456,929

Natural Resources                           526,584        378,324

Homebuilding                                197,421        161,790
Financing                                   166,425        174,320
  Homebuilding and Financing Group          363,846        336,110

Other                                       112,833        104,566

Consolidating Eliminations                  (39,318)       (22,999)
                                       $  2,436,027   $  1,252,930

OPERATING INCOME (LOSS):
Mueller Co.                            $    134,761   $          -
Anvil                                        24,522              -
U.S. Pipe                                    18,149         27,687
  Mueller Water Products                    177,432         27,687

Natural Resources                           182,670        112,409

Homebuilding                                (16,748)       (32,997)
Financing                                    40,575         29,323
  Homebuilding and Financing Group           23,827         (3,674)

Other                                        (9,791)        (9,018)

Consolidating Eliminations                   (1,347)        (2,839)
Operating income                            372,791        124,565
Other debt interest expense                (121,045)       (11,304)
Income from continuing operations
 before income tax expense and
 minority interest                     $    251,746   $    113,261

                    WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                            SUPPLEMENTAL INFORMATION
                                    Unaudited

                                             For the three months       For the nine months
                                              ended September 30,       ended September 30,
                                            -----------------------   -----------------------
                                               2006         2005         2006         2005
                                            ----------   ----------   ----------   ----------
Depreciation ($ in thousands):
  Mueller Co.                               $    6,816   $        -   $   20,172   $        -
  Anvil                                          4,905            -       14,829            -
  U.S. Pipe                                      5,709        6,224       16,447       19,401
  Natural Resources                              7,004        5,121       19,549       15,351
  Homebuilding                                   1,346        1,233        3,980        3,645
  Financing                                        349          341        1,031        1,056
  Other                                          1,483        1,319        3,924        3,610
                                            $   27,612   $   14,238   $   79,932   $   43,063

Amortization of intangibles ($ in
 thousands):
  Mueller Co.                               $    6,264   $        -   $   18,802   $        -
  Anvil                                            859            -        2,711            -
  Financing                                        561          837        1,900        2,823
                                            $    7,684   $      837   $   23,413   $    2,823

Restructuring and impairment charges
 (credits) ($ in thousands):
  U.S. Pipe Chattanooga plant
   shutdown costs                           $        -   $        -   $    4,487   $        -
  Mine No. 5 shutdown costs                          -       (1,243)           -         (633)
  Other - Sloss chemical business asset
   impairment                                        -            -        1,135            -
                                            $        -   $   (1,243)  $    5,622   $     (633)

Operating Data:

Homebuilding
  New sales contracts                              768        1,032        2,338        3,235
  Cancellations                                    194          203          504          569
  Unit completions                                 736          759        2,257        2,157
  Average sale price                        $   92,500   $   73,400   $   87,200   $   74,600
  Ending homes backlog                           1,755        2,510        1,755        2,510

Financing
  Delinquencies                                    4.2%         5.3%         4.2%         5.3%
  Prepayment speeds                               10.6%        11.5%        10.0%        10.7%

U.S. Pipe
  Ending pipe & fittings backlog,
   tons                                         65,086       87,556       65,086       87,556
  Ending pipe & fittings
   backlog, dollars ($ in
   thousands)                               $   62,088   $   76,314   $   62,088   $   76,314

Sloss Industries
  Tons of foundry coke sold                     27,838       27,396       80,520       97,028
  Tons of furnace coke sold                     72,786       70,356      225,243      194,826
  Foundry coke average sale
   price per ton                            $   259.82   $   277.93   $   260.49   $   267.41
  Furnace coke average sale
   price per ton                            $   208.38   $   205.80   $   208.57   $   205.83

                    WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                            SUPPLEMENTAL INFORMATION
                                    Unaudited

                                             For the three months       For the nine months
                                              ended September 30,        ended September 30,
                                            -----------------------   -----------------------
                                               2006         2005         2006         2005
                                            ----------   ----------   ----------   ----------
Operating Data:
  Natural Resources
    Tons sold by type (in thousands):
      Metallurgical coal, contracts              1,511          736        4,165        3,138
      Metallurgical coal, spot sales                 -            -            -          144
      Purchased metallurgical coal                  56            -           56            -
      Steam coal                                     -          344          300        1,131
                                                 1,567        1,080        4,521        4,413

    Average sale price per ton:
      Metallurgical coal, contracts         $   105.48   $   108.28   $   108.96   $    89.82
      Metallurgical coal, spot sales        $        -   $        -   $        -   $   116.00
      Steam coal                            $        -   $    35.17   $    35.02   $    35.06

    Tons sold by mine (in thousands):
      Mine No. 4                                   423          644        1,862        2,207
      Mine No. 7                                   806          424        1,974        1,561
      Mine No. 5                                   282           12          629          645
                                                 1,511        1,080        4,465        4,413

    Coal cost of sales:
      Mine No. 4 per ton                    $    78.01   $    40.48   $    59.80   $    37.86
      Mine No. 7 per ton                    $    57.20   $    48.00   $    53.50   $    49.73
      Mine No. 5 per ton                    $    63.76   $    72.05   $    71.28   $    50.45
      Idle mine costs ($ in
       thousands) (1)                       $      200   $   12,573   $      582   $   16,133
      Other costs ($ in
       thousands) (2)                       $    8,857   $    1,286   $   14,350   $    3,991

    Tons of coal produced (in thousands)
      Mine No. 4                                   385          680        1,538        2,344
      Mine No. 7                                   567          498        1,981        1,795
      Mine No. 5                                   216            -          654          495
                                                 1,168        1,178        4,173        4,634

    Coal production costs per ton: (3)
      Mine No. 4                            $    65.26   $    33.27   $    47.35   $    30.42
      Mine No. 7                            $    44.17   $    45.22   $    39.07   $    37.46
      Mine No. 5                            $    47.03   $        -   $    56.10   $    52.35
      Total                                 $    51.66   $    38.32   $    44.79   $    35.49

    Natural gas sales, in mmcf (in
     thousands)                                  1,972        1,731        5,778        5,241
    Natural gas average sale price
     per mmcf                               $     8.49   $     8.03   $     8.74   $     7.11
    Natural gas cost of sales per mmcf      $     2.45   $     2.77   $     2.74   $     2.64

(1) Idle mine costs are charged to period expense when incurred.

(2) Consists of charges (credits) not directly allocable to a specific mine and cost related to purchased coal.

(3) Coal production costs per ton are a component of inventoriable costs. Other costs of sales not included in coal production costs per ton include Company-paid outbound freight, post-retirement benefits, asset retirement obligation expenses, royalties and Black Lung excise taxes.

                    WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                ($ in Thousands)
                                    Unaudited

                                          September 30,     December 31,
                                              2006             2005
                                         --------------   --------------
ASSETS
Cash and cash equivalents                $      160,644   $      137,396
Short-term investments, restricted               86,296          124,573
Installment notes receivable, net of
 allowance of $12,945 and
 $12,489, respectively                        1,765,794        1,693,922
Receivables, net                                436,954          351,115
Inventories                                     557,183          551,293
Prepaid expenses                                 63,987           31,320
Property, plant and equipment, net              637,272          603,350
Other long-term assets                          159,061          154,365
Identifiable intangibles, net                   842,271          858,122
Goodwill                                        876,370          867,556
                                         $    5,585,832   $    5,373,012

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable                         $      197,457   $      161,215
Accrued expenses                                215,772          213,596
Deferred income taxes                           252,464          215,874
Debt:
  Mortgage-backed/asset-backed notes          1,687,968        1,727,329
  Other debt                                  1,549,992        2,172,453
Accrued interest                                 32,143           32,619
Accumulated postretirement benefits
 obligation                                     271,634          275,336
Other long-term liabilities                     271,346          285,974
Total liabilities                             4,478,776        5,084,396

Minority interest                               304,733                -

Stockholders' equity                            802,323          288,616
                                         $    5,585,832   $    5,373,012

                    WALTER INDUSTRIES, INC. AND SUBSIDIARIES
            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                            AND COMPREHENSIVE INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006
                                ($ in Thousands)
                                    Unaudited

                                                                                     Accumu-
                                                                                     lated
                                                                                     Other
                                                                                     Compre-
                                                           Compre-     Accumu-       hensive
                                                           hensive      lated        Income
                                              Total        Income      Deficit       (Loss)
                                            ----------   ----------   ----------   ----------
Balance at December 31, 2005                $  288,616                $ (602,002)  $  (61,414)

Comprehensive income:
Net income                                     162,505   $  162,505      162,505
Other comprehensive income, net
 of tax:
  Cumulative foreign currency
   translation adjustment                        2,182        2,182                     2,182
  Net unrealized gain on hedges                  6,912        6,912                     6,912
Comprehensive income                                     $  171,599
Sale of common stock                           168,680
Stock issued upon conversion of
 convertible notes                              25,862
Gain on sale of investment in
 subsidiary through initial
 public offering                               132,353                                  6,960
Stock issued upon exercise of
 stock options                                   4,558
Tax benefit on the exercise of
 stock options                                   7,150
Dividends paid, $0.12 per share                 (5,053)
Stock-based compensation                         8,558

Balance at September 30, 2006               $  802,323                $ (439,497)  $  (45,360)

                                                         Capital in
                                            Common        Excess of      Treasury
                                            Stock         Par Value       Stock
                                         ------------   ------------   ------------
Balance at December 31, 2005             $        598   $  1,210,751   $   (259,317)

Comprehensive income:
Net income
Other comprehensive income, net of
 tax:
  Cumulative foreign currency
   translation adjustment
   Net unrealized gain on hedges
Comprehensive income
Sale of common stock                               26        168,654
Stock issued upon conversion of
 convertible notes                                 15         25,847
Gain on sale of investment in
 subsidiary through initial
 public offering                              125,393
Stock issued upon exercise of stock
 options                                            6          4,552
Tax benefit on the exercise of stock
 options                                                       7,150
Dividends paid, $0.12 per share                               (5,053)
Stock-based compensation                                       8,558

Balance at September 30, 2006            $        645   $  1,545,852   $   (259,317)

                    WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF CASH FLOWS (1)
                                ($ in Thousands)
                                    Unaudited

                                                For the nine months
                                                ended September 30,
                                            ---------------------------
                                                2006           2005
                                            ------------   ------------
OPERATING ACTIVITIES
Net income                                  $    162,505   $     80,443
Adjustments to reconcile income to
 net cash provided by continuing
 operations:
Minority interest in net income of
 affiliates                                        7,176              -
Discontinued operations, net of tax                2,209            590
Provision for losses on instalment
 notes receivable                                  6,761          8,210
Depreciation                                      79,932         43,063
Restructuring and impairment charges               1,135              -
Provision for deferred income taxes               36,053         15,827
Tax (benefit on) provision for the
 exercise of employee stock options               (7,150)        15,645
Amortization of intangibles                       23,413          2,823
Amortization of debt expense                      13,115          4,760
Other                                             (4,384)         4,544

Decrease (increase) in assets:
  Receivables                                    (92,859)       (37,934)
  Inventories                                     (1,510)       (57,012)
  Prepaid expenses                               (32,127)        (2,771)
  Installment notes receivable, net (1)          (14,808)        46,760
Increase (decrease) in liabilities:
  Accounts payable                                19,603         20,447
  Accrued expenses                               (11,072)        16,169
  Accrued interest                                  (476)           119
Cash flows provided by continuing
 operations                                      187,516        161,683
Cash flows used in discontinued
 operations                                         (377)          (590)
Cash flows provided by operating
 activities                                      187,139        161,093

INVESTING ACTIVITIES
Acquisitions, net of cash acquired                (5,095)             -
Purchases of loans                               (96,083)       (41,444)
Principal payments received on
 purchased loans                                  32,258         15,599
Decrease in short-term investments,
 restricted                                       38,277          6,616
Additions to property, plant and
 equipment                                      (131,523)       (94,847)
Cash proceeds from sale of
 property, plant and equipment                    10,432          7,278
Increase in investments                              (86)        (2,728)
Cash flows used in investing
 activities                                     (151,820)      (109,526)

FINANCING ACTIVITIES
Issuances of mortgage-backed/asset-
 backed notes                                    145,000        104,532
Retirements of mortgage-
 backed/asset-backed notes                      (184,478)      (204,096)
Proceeds from issuance of other
 debt                                                  -         93,500
Retirements of other debt                       (590,916)       (83,500)
Sale of common stock                             168,680              -
Proceeds from initial public
 offering                                        428,924              -
Tax benefit on the exercise of
 employee stock options                            7,150              -
Other                                             15,656         11,620
Cash flows used in financing
 activities                                       (9,984)       (77,944)

Effect of exchange rate changes on cash           (2,087)             -

Net increase (decrease) in cash and
 cash equivalents                                 23,248        (26,377)
Cash and cash equivalents at
 beginning of period                             137,396         46,924
Cash and cash equivalents at end of
 period                                     $    160,644   $     20,547

(1) The Company has revised its statement of cash flows to reflect the change in Financing's instalment note receivable balance relating to the portfolio of assets originated by Homebuilding as a change in operating activities. Previously, this item was reported in investing activities. The previous cash flow treatment followed our principal lines of business reporting, however, on a consolidated basis, there is no cash flow resulting from Financing's purchase of installment notes from Homebuilding. Financing's purchase of loans from third parties, as well as the cash collections on those loans, remains in investing activities.

SOURCE  Walter Industries, Inc.
    -0-                             11/02/2006
    /CONTACT: media, Michael A. Monahan, Director - Corporate Communications of Walter Industries, Inc., +1-813-871-4132, or mmonahan@walterind.com, or investors, Mark H. Tubb, Vice President - Investor Relations of Walter Industries, Inc., +1-813-871-4027, or mtubb@walterind.com /
    /Photo:  NewsCom:
             http://www.newscom.com/cgi-bin/prnh/20020429/FLM010LOGO-c
             AP Archive:  http://photoarchive.ap.org
             PRN Photo Desk, photodesk@prnewswire.com /
    /Web site:  http://www.walterind.com /
    (WLT)